EXHIBIT 23.1
Consent of Independent Certified Public Accountants
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2006, which appears in the Form 10-K for the year ended December 31, 2005.
/s/ BDO Trevisan Auditores Independentes
Rio de Janeiro, Brazil
May 9, 2006